UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4155 Hopyard Road, Suite 200

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2011, Ellie Mae, Inc. issued a press release to announce that Jonathan Corr was promoted to the position of chief operating officer of Ellie Mae. Mr. Corr, age 44, had previously served as our executive vice president and chief strategy officer from August 2005 to November 2007 and our senior vice president of product management from October 2002 to August 2005. Prior to joining us, from October 2001 to August 2002, Mr. Corr served as vice president, product strategy at PeopleSoft, Inc. From May 1998 to August 2001, Mr. Corr served in various positions at Kana/Broadbase Software/Rubric, a number of software companies that combined through acquisition, most recently as vice president of product management. From July 1997 to May, 1998, Mr. Corr served as senior product manager of Netscape Communications Corporation. Mr. Corr holds a Bachelor of Science degree in Engineering from Columbia University and a Master of Business Administration degree from Stanford University.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Corr’s promotion is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	ELLIE MAE, INC.

	By:	/s/ Edgar A. Luce
	Name:	Edgar A. Luce
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 11, 2011.